Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to our firm in this Registration Statement on Form S-1 for Viper Energy Partners LP, or the Registration Statement, and to the use of information from, and the inclusion of, our report, dated January 24, 2014, with respect to the estimates of reserves and future net revenues of Viper Energy Partners LLC as of December 31, 2013 in the Registration Statement. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement and related prospectus.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

May 6, 2014

SUITE 600,    1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4            TEL (403) 262-2799            FAX (403) 262-2790

621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501                TEL (303) 623-9147            FAX (303) 623-4258